Exhibit 23.1

                     CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1993 Stock Option Plan and the 1996 Stock Option Plan of M.S. Carriers, Inc., of our report dated February 1, 2001, with respect to the consolidated financial statements and schedule of M.S. Carriers, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                  /s/ Ernst & Young LLP
                                  Ernst & Young LLP

Memphis, Tennessee
May 30, 2001